UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2010

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.
(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300, Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 437-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in a Material Definitive Agreement

On June 23, 2010, RCWI, L.P. (“RCWI”), an affiliate of Reef Oil & Gas Partners, L.P., the managing general partner of Reef Oil & Gas Income and Development Fund III, L.P. (the “Registrant”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Lett Oil & Gas, L.P (“Lett”) for certain oil and gas property interests owned by Lett for a purchase price of $6,000,000. The properties are located in the Thums Long Beach Unit and include approximately 870 producing wells and 485 injection wells. The Thums Long Beach Unit is a long-lived waterflood project in the Wilmington Field, located underneath the Long Beach Harbor in Southern California. The Purchase Agreement acknowledged two $500,000 deposits which were refundable to RCWI only upon certain terms set forth in the agreement and credited towards the purchase price at closing. The Registrant advanced the two $500,000 deposits as well as the remaining $5,000,000 of the purchase price payable at closing by RCWI under the Purchase Agreement. The oil and gas properties included in the purchase transaction were acquired by RCWI for benefit of the Registrant and were assigned directly to the Registrant at closing pursuant to an Assignment, Conveyance and Bill of Sale dated June 30, 2010, but effective June 1, 2010.

On June 30, 2010, the Registrant and Texas Capital Bank, N.A. (“TCB”) executed a $50,000,000 Credit Agreement (the “Credit Agreement”) a related Promissory Note and Security Agreement for purposes of funding the acquisition of oil & gas properties purchased from Lett by RCWI under the Purchase Agreement described above. The Credit Agreement loan is secured by the assets of the Registrant and guaranteed by RCWI and its general partner, RCWI, GP, LLC (collectively, the “Guarantors”). The per annum interest rate is equal to the U.S. prime rate as published by the WallStreet Journal’s “Money Rates” plus 0.5%, with a minimum interest rate of 5%, payable monthly. The obligations of TCB to the Registrant under the Credit Agreement expire on June 30, 2013, at which point Promissory Note shall mature, and any unpaid principal and interest becomes due and payable on such date. The Credit Agreement is a reducing revolving credit facility, and is subject to semi-annual redetermination of the borrowing base. At June 30, 2010, the borrowing base was equal to $5,000,000. The Registrant borrowed $5,000,000 from TCB under the Credit Agreement which was paid directly to Lett to satisfy the closing obligations of RCWI under the Purchase Agreement described above. The principal and accrued interest thereon may generally be prepaid by the Registrant in whole or in part at any time and without premium or penalty.

Under the Credit Agreement, on June 30, 2010 the Registant paid TCB a facility fee of $50,000 (one percent (1.00%) of the initial borrowing base) and is obligated to further pay, upon each determination of an increase in the borrowing base, a facility fee in the amount of one percent (1.00%) of the amount by which the borrowing base is increased over that in effect on the date of determination. On June 30, 2010, the Registant also paid TCB an engineering fee in the amount of $5,000, and is obligated to further pay additional engineering fees in the amount of $5,000 if TCB's internal engineers perform the engineering review of the collateral or the actual fees and expenses of any third-party engineers retained by TCB to prepare an engineering report, payable at the time of a redetermination of the borrowing base.

Under the Credit Agreement, at the option of TCB, all unpaid principal and interest may become immediately due and payable upon the occurrence of any one or more of the following events of default: (i) the Registrant shall fail to pay, when due, any principal of, or interest on, (a) the Promissory Note or (b) any other debt of the Registrant to TCB; (ii) the Registrant shall fail to pay when due, any fees or other amounts payable under the Credit Agreement (other than those set forth in sub (i) above), if such failure remains unremedied 10 days after notice thereof; (iii) the Registrant’s failure to observe or perform covenants in the Credit Agreement or any other related loan document; (iv) any guarantor of the loan fails to comply with guaranty obligations under the loan documents or the guarantor’s attempt to revoke, or deny the validity or enforceability of any guaranty of the loan; (v) the Registrant or any Guarantor shall commence a voluntary case or other proceeeding seeking liquidation, reorganization or other relief in respect to itself or its debts under any bankuptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or other action to authorize any of the foregoing; (vi) an involuntary case or other proceeding shall be commenced against the Registrant or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 30 days; or an order for relief shall be entered against the Registrant or any Guarantor under the federal bankruptcy laws as now or hereafter in effect which remains undismissed or unstayed for a period of 30 days; (vii) the Registrant or any Guarantor (a) shall default in the payment of any of its material debts and such default shall continue beyond any applicable cure period, (b) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing such material debt and such default is not waived and continues beyond any applicable cure period, or (c) any other event or condition occurs which results in the acceleration of such material debt; (viii) the Registrant or any Guarantor shall default in the payment of any of its debts to TCB or shall default in the performance or observance of any provision contained in any agreements or instruments evidencing or governing any such debt and such default is not waived and continues beyond any applicable cure period; (ix) one or more judgments or orders for the payment of money aggregating in excess of $25,000 shall be rendered against the Registrant or any Guarantor which in the opinion of TCB is not adequately covered by insurance and such judgment or order (a) shall continue unsatisfied or unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of 30 days, or (b) is not fully paid and satisfied at least 10 days prior to the date on which any of its property may be lawfully sold to satisfy such judgment or order; (x) any representation, warranty, certification or statement made by or on behalf of the Registrant in the Credit Agreement or by the Registrant or any other person in any certificate, financial statement or other document delivered pursuant to the Credit Agreement shall prove to have been incorrect in any material respect when made; (xi) any material license, franchise, permit, or authorization issued to the Registrant or any Guarantor is forfeited, revoked, or not renewed, or any related proceeding is instituted and is not resolved or dismissed within one year; (xii) a default shall occur under any material agreement to which the Registrant or any Guarantor is a party or by which any of its property is bound and such default continues beyond any applicable period of grace provided therefor, if such default, alone or when combined with all other defaults under material agreements causes or could reasonably be expected to cause a material adverse effect; or (xiii) a change of control of the Registrant shall occur.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.01.

On June 30, 2010, RCWI and Lett closed on the oil and gas properties purchase transaction described in Item 1.01. The properties purchased were assigned directly to the Registrant upon close of the Purchase Agreement transaction. At closing the Registrant paid $5,000,000 to Lett in satisfaction of RCWI obligations under the Purchase Agreement which were borrowed from TCB under the Credit Agreement described in Item 1.01.

The oil and gas property interests acquired by the Registrant as a result of the Purchase Agreement transaction are represented by leases and include approximately 1,350 wells in the Thums Long Beach Unit in Southern California. The Thums Long Beach Unit operator is not an affiliate Reef Oil & Gas Partners or its affiliates, including, RCWI and the Registrant.

Lett, the seller in the Purchase Agreement transaction described in Item 1.01, has no material relationship with the Registrant, Reef Oil & Gas Partners, L.P., or its affiliates, other than through the Purchase Agreement.  RCWI and the Registrant are under the indirect common control of Michael Mauceli.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements: The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment no later than September 8, 2010.

(b) Pro forma financial information: The pro forma financial information required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment no later than September 8, 2010.

(c) Shell company transaction: This section does not apply.

(d) Exhibits:

10.1	Purchase and Sale Agreement by and between Lett Oil & Gas, L.P., as seller and RCWI, L.P., as buyer dated as of June 23, 2010

10.2
Assignment, Conveyance and Bill of Sale between Lett Oil & Gas, L.P. (“Assignor”) and Reef Oil & Gas Income and Development Fund III, L.P. (“Assignee”) executed June 30, 2010 and dated effective June 1, 2010.

10.3	$50,000,000 Credit Agreement dated June 30, 2010 between Reef Oil & Gas Income and Development Fund III, L.P., as borrower and Texas Capital Bank, N.A., as lender.

10.4	Form of Security Agreement (General) dated June 30, 2010 by Reef Oil & Gas Income and Development Fund III, L.P., in favor of Texas Capital Bank, N.A., as lender.

10.5	Promissory Note in the principal amount of up to $50,000,000 dated June 30, 2010 payable to Texas Capital Bank, N.A.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 9, 2010

Reef Oil & Gas Income and Development Fund III, L.P. (Registrant)

By: Reef Oil & Gas Partners, L.P., Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC, Its general partner

By: /s/ Michael J. Mauceli
Michael J. Mauceli
Manager